EXHIBIT 99.1

 GEE Group Announces Results for the Fiscal 2019 Second Quarter

Jacksonville, FL, May 15, 2019/Accesswire – GEE Group Inc. (NYSE American: JOB) (“the Company” or “GEE Group”), a provider of professional staffing services and human resource solutions, today announced results for the second quarter ended March 31, 2019.

2019 Fiscal Second Quarter Highlights

•	Revenue for the fiscal 2019 second quarter was approximately $36.2 million, down by approximately 9%, a decrease from the $39.9 million recorded in the second quarter of fiscal 2018. Contract staffing services contributed approximately $31.8 million or approximately 88% of revenue and direct placement services contributed approximately $4.4 million or approximately 12% of revenue. This compares to contract staffing services of approximately $34.5 million or approximately 87% of revenue and direct hire placement services of approximately $5.3 million or approximately 13% of revenue respectively for the same quarter of fiscal 2018. The decrease in contract staffing services revenue of approximately $2.7 million, or approximately 8%, for the three months ended March 31, 2019 compared to the three months ended March 31, 2018 was impacted in part by a slower post holiday recovery in hiring in many markets and due to reductions in the temporary workforce requirements of a few key customers in the professional and industrial services divisions. Also contributing to the decline in revenue were higher than normal incidences of bad weather in the Company’s mid-west and northeastern markets plus an additional holiday workday in the quarter ended March 31, 2019. In addition, revenue was impacted somewhat by the residual effects of office consolidations and office closures and other reductions in GEE Group’s core workforce that were undertaken by the Company to maximize productivity, reduce overall field costs and improve profitability. Direct hire placement revenue for the three months ended March 31, 2019 decreased by approximately $1 million compared to the three months ended March 31, 2018. The decrease in direct hire placement revenue was mostly attributable to the various factors as set forth above affecting contract staffing services.

•	Revenue from the combined professional contract staffing and professional direct hire placement services, which is comprised of staffing and solutions in the information technology, engineering, healthcare, legal, and finance and accounting specialties, was approximately $31.1 million, and represents approximately 86% of total revenue for the 2019 fiscal second quarter.

•	Overall gross margin for the fiscal second quarter ended March 31, 2019 (including direct placement services) was approximately 32.4% compared to approximately 34.2% for the fiscal second quarter ended March 31, 2018. The change in the overall gross margin was primarily due to greater direct hire placement revenue (which is recorded at 100% gross margin) for the prior year fiscal second quarter. Professional contract staffing services gross margin (excluding direct placement services) for the 2019 fiscal second quarter was approximately 25.0% compared to approximately 25.8% for the 2018 fiscal second quarter. The change in professional contract staffing services gross margin was due to various factors including increased revenue from lower margin vendor management systems (VMS) and managed service providers (MSP) customers, and specialty revenue mix change. Industrial contract services gross margin for the 2019 fiscal second quarter was unchanged at approximately 13.6% when compared to approximately 13.6% for the 2018 fiscal second quarter.

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•	Selling, general and administrative expenses (SG&A) declined by approximately $1.5 million dollars and was approximately 29% as a percentage of revenue for the 2019 fiscal second quarter, compared to approximately 30% for the 2018 fiscal second quarter.

•	GAAP loss from operations was approximately $821,000 for the 2019 fiscal second quarter, compared to GAAP income from operations of approximately $15,000 for the comparable 2018 fiscal second quarter.

•	GAAP net loss for the 2019 fiscal second quarter was approximately $3.9 million, compared to GAAP net loss of approximately $2.9 million for the comparable 2018 fiscal second quarter.

•	Higher interest expense which included the issuance of stock for interest payments for the 2019 fiscal second quarter contributed in part to the the increase in GAAP net loss as compared with the fiscal second quarter of 2018.

•	Adjusted earnings before interest, taxes, depreciation, amortization, noncash stock and stock option expenses, acquisition, integration and restructuring expenses (adjusted EBITDA, a non-GAAP financial measure) for the 2019 fiscal second quarter was approximately $1.90 million vs. approximately $2.02 million for the comparable prior fiscal year second quarter (see non-GAAP adjusted EBITDA reconciliation to GAAP net income (net loss) attached to this press release).

•	Select GAAP financial information: GAAP interest expense of approximately $3.1 million for the 2019 fiscal second quarter included noncash payments in kind (“PIK”) of the Company’s common stock of approximately $401,500. GAAP current liabilities of approximately $13.4 million includes an acquisition deposit for a working capital guarantee of $883,000.

•	Revolving Credit Facility and Term Loan: GEE Group amended its Revolving Credit, Term Loan and Security Agreement effective as of May 15, 2019. The Company believes the loan modifications are beneficial, provide more financial flexibility, improve cash flow and will better meet its needs as it executes its growth strategy. The amendment includes substantially reduced future principal payments through March 31, 2020, greater flexibility on loan covenants and other changes that GEE Group views as favorable. See Form 10Q for the period ended March 31, 2019 filed with the SEC for a more complete description and a complete copy of the amendment.

•	$2,000,000 Sale of Convertible Subordinated Notes: On May 15, 2019, GEE Group entered into Subscription Agreements with certain officers and directors to purchase in the aggregate principal amount of $2,000,000, 8% Convertible Subordinated Notes (the Notes) of the Company in connection with an exempt offering of the Notes by the Company under Regulation D of the Securities Act of 1933. The Notes will carry payment in kind interest ( PIK ) payable in a Series C 8% Cumulative Convertible Preferred Stock ( Series C Preferred Stock ). The Notes are convertible at the option of the holders into Series C Preferred Stock which in turn are convertible at the holder s option to GEE Group common stock. The Company anticipates that it will use the proceeds from the sale of the Notes for general corporate purposes and to fund its growth initiatives.

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The aforementioned 2019 Fiscal Second Quarter Highlights and Financial Information should be read in conjunction with all of the financial and other information included in GEE Group’s Quarterly Reports filed with the SEC on Form 10-Q for the respective periods, Current Reports on Forms 8-K & 8-K/A and Information Statements on Schedules 14A & 14C filed with the SEC, and Annual Reports on Form 10-K filed with the SEC for the fiscal years ended in 2016, 2017, and 2018. Also, the discussion of financial results in this press release and disclosures regarding the use of non-GAAP financial measures and related schedules attached hereto which reconcile non-GAAP financial measures to the financial information prescribed by GAAP are important to readers to help gain a more comprehensive understanding of the Company’s financial results. The non-GAAP financial measures and metrics of financial results or financial performance presented herein are not a substitute for the financial measures provided by GAAP and should not be considered as alternatives, replacements or superior to financial measures presented in accordance with GAAP. Financial information provided in this press release may consist of estimates, projections and certain assumptions that are considered forward looking statements and that are predictive in nature and depend on future events. The estimates and assumptions and related projected financial results may not be realized nor are they guarantees of future performance.

GEE Group uses the above-mentioned non-GAAP financial measures internally to evaluate its operating performance and for planning purposes and believes that these are useful financial measures also used by investors .These non-GAAP financial measures are not a substitute for nor superior to financial measures provided by GAAP and all measures and disclosures of financial information pursuant to GAAP as reflected in the Form 10Q filed with the SEC for the respective periods should be read to obtain a comprehensive and thorough understanding of the Company’s financial results. The reconciliation of non-GAAP adjusted EBITDA to GAAP net income (net loss) is provided in a schedule that is a part of this press release.

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Management Comments

Derek E. Dewan, Chairman and Chief Executive Officer of GEE Group, commented, “We are encouraged about the increased use of contingent labor in the ‘gig economy’. Secular changes in the workforce, together with a very tight domestic job market, are driving the demand for all of our staffing services, which have picked up since the fiscal 2019 second quarter. The Company continues to focus on internal growth and increasing market share through targeted sales and marketing efforts directed to existing and new customers. Additionally, GEE Group will capitalize on opportunities to selectively increase revenue-producing headcount in key markets with emphasis on its specialized industry verticals, including information technology, finance and accounting, engineering and healthcare. The Company’s internal growth efforts will be augmented by strategic acquisitions.

Mr. Dewan added, “GEE’s enhanced service capability in providing professional staffing services and human resource solutions, coupled with its extended geographic footprint, will help the Company achieve sustained organic growth in revenue and profitability while delivering exceptional customer service and rewarding careers for our employees and associates.”

Use of Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements presented on a GAAP basis, the Company discloses certain financial information including non-GAAP adjusted EBITDA because management uses these supplemental non-GAAP financial measures to help evaluate performance period over period, to analyze the underlying trends in its business, to establish operational goals, to provide additional measures of operating performance, including using the information for internal planning relating to the Company’s ability to meet debt service, make capital expenditures and provide working capital needs. In addition, the Company believes investors already use these non-GAAP measures to monitor the Company’s performance. Non-GAAP adjusted EBITDA is defined by the Company as net income or net loss before interest, taxes, depreciation and amortization (EBITDA) plus non-cash stock option and stock-based compensation expenses, the change in contingent consideration and acquisition, integration and restructuring costs. Non-GAAP adjusted EBITDA is not a term defined by GAAP and, as a result, the Company’s measure of non-GAAP adjusted EBITDA might not be comparable to similarly titled measures used by other companies. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally included in the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP financial measures discussed above, however, should be considered in addition to, and not as a substitute for, or superior to net income or net loss and income or loss from operations as reported for GAAP on the Consolidated Statements of Income, cash and cash flows as reported for GAAP on the Consolidated Statement of Cash Flows or other measures of financial performance prepared in accordance with GAAP, and as reflected on the Company’s financial statements prepared in accordance with GAAP included in GEE Group’s Form 10Q and Form 10K filed for the respective fiscal periods with the SEC. Reconciliation of GAAP net income or GAAP net loss to non-GAAP adjusted EBITDA is attached hereto.

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Reconciliation of Non-GAAP Adjusted EBITDA to GAAP Net Income (net loss)

Quarter Ended March 31,

(In thousands)

	2019	2018
Net income (net loss), GAAP	$(3,890)	$(2,878)
Interest expense, net	3,085	2,199
Income tax expense	(16)	694
Depreciation expense	101	98
Amortization expense	1,397	1,394
Stock compensation & stock option expense	549	336
Acquisition, integration & restructuring	592	181
Other	61	-
Non-GAAP adjusted EBITDA	$1,879	$2,024

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GEE GROUP INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(In Thousands, Except Per Share Data)
	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2019	2018	2019	2018
NET REVENUES:
Contract staffing services	$31,827	$34,520	$65,840	$73,981
Direct hire placement services	4,350	5,337	8,880	11,108
NET REVENUES	36,177	39,857	74,720	85,089

Cost of contract services	24,459	26,231	50,271	55,689
GROSS PROFIT	11,718	13,626	24,449	29,400

Selling, general and administrative expenses
(including noncash stock-based compensation expense
of $549 and $336, and $1,130 and $629 respectively)	10,449	11,938	20,528	24,704
Acquisition, integration and restructuring expenses	592	181	1,751	221
Depreciation expense	101	98	180	195
Amortization of intangible assets	1,397	1,394	2,793	2,790
INCOME (LOSS) FROM OPERATIONS	(821)	15	(803)	1,490
Interest expense	(3,085)	(2,199)	(6,033)	(5,493)
LOSS BEFORE INCOME TAX PROVISION	(3,906)	(2,184)	(6,836)	(4,003)
Provision for income tax	16	(694)	(506)	(666)
NET LOSS	$(3,890)	$(2,878)	$(7,342)	$(4,669)
NET LOSS ATTRIBUTABLE TO COMMON
STOCKHOLDERS	$(3,890)	$(2,878)	$(7,342)	$(4,669)

BASIC AND DILUTED LOSS PER SHARE	$(0.34)	$(0.28)	$(0.65)	$(0.46)
WEIGHTED AVERAGE NUMBER OF
SHARES - BASIC AND DILUTED	11,414	10,426	11,047	10,165

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GEE GROUP INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(In Thousands)

ASSETS	March 31, 2019	September 30, 2018
CURRENT ASSETS:
Cash	$2,761	$3,213
Accounts receivable, less allowances ($302 and $302, respectively)	19,992	20,755
Prepaid expenses and other current assets	2,382	2,266
Total current assets	25,135	26,234
Property and equipment, net	843	891
Goodwill	76,593	76,593
Intangible assets, net	26,674	29,467
Other long-term assets	354	416
TOTAL ASSETS	$129,599	$133,601
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$3,897	$2,523
Acquisition deposit for working capital guarantee	883	883
Accrued compensation	4,836	5,212
Short-term portion of subordinated debt	-	106
Short-term portion of term loan, net of discount	1,194	2,331
Other current liabilities	2,174	2,064
Subordinated debt	1,000	-
Total current liabilities	13,984	13,119
Deferred taxes	648	146
Revolving credit facility	13,147	11,925
Term loan, net of discounts	40,100	40,253
Subordinated debt	-	1,000
Subordinated convertible debt	16,685	16,685
Other long-term liabilities	553	583
Total long-term liabilities	71,133	70,592

Commitments and contingencies

MEZZANINE EQUITY
Preferred stock; no par value; authorized - 20,000 shares -
Preferred series A stock; authorized -160 shares; issued and outstanding - none	-	-
Preferred series B stock; authorized - 5,950 shares; issued and outstanding - 5,566 and 5,816 at March 31, 2019 and September 30, 2018, respectively; liquidation value of the preferred series B stock is approximately $27,050 and $28,255 at March 31, 2019 and September 30, 2018, respectively	27,551	28,788
SHAREHOLDERS' EQUITY
Common stock, no-par value; authorized - 200,000 shares; issued and outstanding - 11,721 shares at March 31, 2019 and
10,783 shares at September 30, 2018, respectively	-	-
Additional paid in capital	47,291	44,120
Accumulated deficit	(30,360)	(23,018)
Total shareholders' equity	16,931	21,102
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$129,599	$133,601

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About GEE Group

GEE Group Inc. is a provider of specialized staffing solutions and is the successor to employment offices doing business since 1893. The Company operates in two industry segments, providing professional staffing services and solutions in the information technology, engineering, finance and accounting specialties and commercial staffing services through the names of Access Data Consulting, Agile Resources, Ashley Ellis, General Employment, Omni-One, Paladin Consulting and Triad. Also, in the healthcare sector, GEE Group, through its Scribe Solutions brand, staffs medical scribes who assist physicians in emergency departments of hospitals and in medical practices by providing required documentation for patient care in connection with electronic medical records (EMR). Additionally, the Company provides contract and direct hire professional staffing services through the following SNI brands: Accounting Now®, SNI Technology®, Legal Now®, SNI Financial®, Staffing Now®, SNI Energy®, and SNI Certes.

Forward-Looking Statements

In addition to historical information, this press release contains statements relating to the Company's future results (including certain projections, pro forma financial information, and business trends) that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, (the “Exchange Act”), and are subject to the “safe harbor” created by those sections. The statements made in this press release that are not historical facts are forward-looking statements that are predictive in nature and depend upon or refer to future events. Such forward-looking statements often contain, or are prefaced by, words such as “will”, “may,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “pro forma”, “estimates,” “aims,” “believes,” “hopes,” “potential,” “intends,” “suggests,” “appears,” “seeks,” or variations of such words or similar words and expressions. Forward-looking statements are not guarantees of future performance, are based on certain assumptions, and are subject to various known risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified and, consequently, as a result of a number of factors, the Company's actual results could differ materially from those expressed or implied by such forward-looking statements. Certain factors that might cause the Company's actual results to differ materially from those in the forward-looking statements include, without limitation: (i) the loss, default or bankruptcy of one or more customers; (ii) changes in general, regional, national or international economic conditions; (iii) an act of war or terrorism or cyber security breach that disrupts business; (iv) changes in the law and regulations; (v) the effect of liabilities and other claims asserted against the Company including the failure to repay indebtedness or comply with lender covenants; (vi) changes in the size and nature of the Company's competition; (vii) the loss of one or more key executives; (viii) increased credit risk from customers; (ix) the Company's failure to grow internally or by acquisition or the failure to successfully integrate acquisitions; (x) the Company's failure to improve operating margins and realize cost efficiencies and economies of scale; (xi) the Company's failure to attract, hire and retain quality recruiters, account managers and salesmen; (xii) the Company's failure to recruit qualified candidates to place at customers for contract or full-time hire; and such other factors as set forth under the heading “Forward-Looking Statements” in the Company's annual reports on Form 10-K, its quarterly reports on Form 10-Q and in the Company's other filings with the Securities and Exchange Commission (SEC). More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov. The Company is under no obligation to (and expressly disclaims any such obligation to) and does not intend to publicly update, revise or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contact:

GEE Group Inc.

Kim Thorpe

904.512.7504

invest@genp.com

SOURCE: GEE Group Inc.

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